Exhibit 10.2

RENEWAL REVOLVING NOTE

$45,000,000.00

Brookings, South Dakota
January 23, 2007

        FOR VALUE RECEIVED, Daktronics, Inc., a South Dakota corporation (“Borrower”), promises to pay to U.S. Bank National Association, a national banking association (“Lender”, which term shall include any future holder hereof), at 141 North Main Avenue, Post Office Box 5308, Sioux Falls, South Dakota 57117-5308 or at such other place as Lender may from time to time designate in writing, the principal sum of Forty-five Million and No/100 Dollars ($45,000,000.00) or so much thereof as may be advanced hereunder and to pay interest on the outstanding principal balance hereof from time to time at a daily fluctuating rate tied to the One-Month Reserve Adjusted Reuters London Inter-Bank Offering Rate (“LIBOR”), with the rate tiers determined on the last day of each fiscal quarter of Borrower’s accounting year, and based upon the following rate tiers:

1	Total IBD / EBITDA ratio < 0.50x	LIBOR + 75 basis points

2	Total IBD / EBITDA ratio = or > 0.50x and < 1.25x	LIBOR + 100 basis points

3	Total IBD / EBITDA ratio = or > 1.25x	LIBOR + 125 basis points

Lender will tell Borrower the current LIBOR rate interest rate and rate tier upon Borrower’s request. The initial rate tier shall be #1 above. The rate tier shall not be adjusted more often than quarterly. Interest shall be computed on the basis of actual days elapsed and a year of 360 days.

        Interest is payable beginning February 1, 2007, and on the same date of each consecutive month thereafter, plus a final interest payment with the final payment of principal. Principal is payable on November 15, 2008, the “Revolving Loan Maturity Date”.

        Borrower may prepay this Note in whole at any time, or in part from time to time, without penalty or premium. No prepayment shall suspend any required payments of either principal or interest on this Note or reduce the amount of any scheduled payment.

        Failure to exercise any option provided herein shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Borrower agrees that if, and as often as, this Note is given to an attorney for collection or to defend or enforce any of Lender’s rights hereunder, Borrower will pay to the Lender its reasonable attorneys’ fees, together with all court costs and other expenses paid by Lender.

        Borrower waives presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note and any lack of diligence or delays in collection or enforcement of this Note. Borrower agrees that this Note, or any payment hereunder, may be extended from time to time, and Borrower consents to the release of any party liable for the obligation evidenced by this Note, the release of any of the security for this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of Borrower.

        THIS NOTE SHALL BE CONSTRUED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF SOUTH DAKOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS OR PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. WHENEVER POSSIBLE, EACH PROVISION OF THIS NOTE AND ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR RELATING HERETO, SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER SUCH APPLICABLE LAW, BUT, IF ANY PROVISION OF THIS NOTE OR ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR RELATING HERETO SHALL BE HELD TO BE PROHIBITED OR INVALID UNDER SUCH APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS NOTE OR ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR RELATING HERETO.

        AT THE OPTION OF LENDER, THIS NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR SOUTH DAKOTA CIRCUIT COURT SITTING IN SIOUX FALLS OR BROOKINGS, SOUTH DAKOTA; AND BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

        Borrower irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or any of the Loan Documents (as defined in the Loan Agreement) or the transactions contemplated hereby or thereby.

        This Note is a renewal of the indebtedness represented by the Revolving Note dated October 14, 1998, in the original principal sum of Fifteen Million and No/100 Dollars ($15,000,000.00). It is understood and agreed by the parties that this Note shall not operate as a novation of the original loan or the Revolving Note dated October 14, 1998.

BORROWER:

DAKTRONICS, INC.

By: s/s James B. Morgan
James B. Morgan
Its: Chief Executive Officer

By: s/s William R. Retterath
William R. Retterath
Its: Chief Financial Officer

STATE OF SOUTH DAKOTA )

                                                           :SS

COUNTY OF Brookings            )

        On this the 23rd day of January, 2007, before me personally appeared James B. Morgan, known to me to be the Chief Executive Officer, and William R. Retterath, known to me to be the Chief Financial Officer, of Daktronics, Inc., the corporation that is described in and that executed the within instrument and acknowledged to me that such corporation executed the same.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public - South Dakota

My Commission Expires:(seal)